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             LEASE OF LAND AND FACILITIES AT DALLAS LOVE FIELD






                            K--C AVIATION, INC.



                        EXECUTED ON           , 1978






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                             TABLE OF CONTENTS
                             -----------------


Parties...........................................................     1

Section I.           Description of Leased Premises...............     1

Section II.1.        Primary Term and Extension...................     2

Section II.2.        Rental.......................................     4

Section II.3.        Use Of Premises..............................     5

Section II.4.        Maintenance and Repair of Premises...........     7

Section II.5.        Utilities....................................     8

Section II.6.        Inspection...................................     8

Section II.7.        Access to Premises...........................     8

Section II.8.        Taxes........................................     9

Section II.9.        Insurance....................................     9

Section II.10.       Liens........................................    10

Section II.11.       Termination by Lessor........................    12

Section II.12.       Remedies.....................................    14

Section II.13.       Termination by Lessee........................    15

Section II.14.       No Waiver of Right to Declare
                     Forfeiture...................................    17

Section II.15.       Lessee's Right to Remove Property............    17

Section II.16.       Surrender of Premises........................    18

Section II.17.       Indemnification..............................    18

Section II.18.       Assignment and Sublease......................    19

Section II.19        Right of First Refusal.......................    20

Section II.20.       Nondiscrimination............................    22

Section II.21.       Signs........................................    22

Section II.22.       Governmental Requirements - Rules and
                     Regulations..................................    23

Section II.23.       Venue........................................    23

Section II.24.       Successors and Assigns.......................    24

Section II.25.       Notices......................................    24

Section II.26.       Headings.....................................    24

Section II.27.       Counterparts.................................    24

             LEASE OF LAND AND FACILITIES AT DALLAS LOVE FIELD
             -------------------------------------------------


STATE OF TEXAS          )
                                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS        )



This LEASE OF LAND AND FACILITIES AT DALLAS LOVE FIELD, made and entered into by and between the CITY OF DALLAS, a municipal corporation, duly organized and existing under the laws of the State of Texas (called "Lessor"), owner of an airport in Dallas, Dallas County, Texas, known as Dallas Love Field, and K-C AVIATION INC., a Delaware corporation, with its principal offices at Outagamie Aiport, Appleton, Wisconsin 54911 (called "Lessee").

                            W I T N E S S E T H:
                            --------------------

                                     I.

Lessor does hereby grant, lease and demise unto Lessee two (2) parcels of real estate, the first parcel (called "Parcel A") is approximately 148,672.470 square feet of land within the boundaries of Love Field in the City and County of Dallas, State of Texas, together with the improvements thereon, including the following facilities:

     (1) A hangar building containing approximately 35,475 square feet of floor space, with paved ramp area adjoining (called "Hangar Building").

     (2) A prefabricated steel building approximately 175 feet long and 60 feet wide (called "Cargo Building"), containing approximately 10,500 square feet of floor space, which the parties agree may be removed by Lessee at its cost and relocated at Dallas Love Field as directed by Lessor.

This parcel is more particularly described on EXHIBIT A which is attached hereto and made a part hereof for all purposes.

The second parcel (called "Parcel B") is approximately 247,059.302 square feet of land within the boundaries of Love Field in the City and County of Dallas, State of Texas, which is more particularly described on EXHIBIT B which is attached hereto and made a part hereof for all purposes.

                                    II.

Lessor and Lessee agree that the terms, conditions and covenants of this Lease are as follows:


1.   PRIMARY TERM AND EXTENSION

     (a) This Lease shall be for a primary term of ten (10) years beginning February 1, 1978, and running through January 31, 1988.

     (b) Lessee shall have an option to extend this Lease for four(4) additional terms of five (5) years each, the first extension term beginning on February 1, 1988. Each of the options may be exercised by Lessee by giving Lessor's Director of Aviation written notice sixty (60) days prior to the end of the then current term and by negotiating a mutually acceptable rental rate during such sixty (60) day period for such five year extension. The new rental rate will be based on comparable rates then prevailing for similar ground and buildings at comparable airports located in the Southwestern United States (Texas, Oklahoma, New Mexico, Louisiana and Arkansas) without consideration of leasehold improvements added by Lessee. Should Lessee fail to exercise any of its options to extend this Lease, Lessee shall no longer have an option to extend this Lease for subsequent five (5) year terms and this Lease shall thereupon terminate, provided, however, that Lessee may extend this Lease on either Parcel A, Parcel B, or both and if this Lease is extended on one parcel only, Lessee's options to extend this Lease will be extinguished only upon the parcel upon which Lessee did not exercise its option to extend.

     (c) The parties acknowledge that Parcel A is subject to a lease dated December 14, 1977 between Lessor and ONE AVIATION PLACE, INC., a Texas corporation, whose principal offices are located at 900 Southland Center, Dallas, Texas 75201 (called "One Aviation"), which lease One Aviation has applied to the Lessor for modification to exclude such Parcel A. In consideration of the relinquishment of One Aviation's rights to Parcel A, Lessor agrees that in the event of the cancellation or termination of this Lease for reason of default by either party or in the event Lessee shall fail to exercise any extension option on either Parcel, One Aviation, or its successors or assigns, shall have the first right, but not the obligation, to cure any default of Lessee or exercise such extension upon Parcel A, Parcel B, or both thereby assuming the obligations of Lessee under this Lease. One Aviation will have fifteen (15) days after receipt of notice from Lessor in which to exercise this first right. If One Aviation succeeds to Lessee's interest, Lessee shall be fully released from further liability hereunder, notwithstanding provisions to the contrary herein.

2.   RENTAL

     (a) Subject to reduction pursuant to 2(c) below, the rental for each full year of this Lease during the primary term shall be $79,900.68 (calculated pursuant to 2(b) below) payable in equal monthly installments of $6,658.39. However, no rental shall be due from Lessee for either Parcel A or B until Lessor's Director of Aviation has determined that Lessee is beneficially occupying such Parcel and Lessee is advised accordingly in writing.

          By the first day of each month, Lessor shall forward to Lessee a written invoice covering such monthly period, which invoice shall be due and payable within ten (10) days after receipt thereof. Payments of such rent shall be made to the City of Dallas, Department of Aviation, Love Field Terminal Building, Dallas, Texas 75235.

     (b) The amount of rent, as set forth in (a) of this Section, is based on the following rates and computations:

Type of                                     Annual Charge       Total Per
 Space                      Square Feet     Per Square Foot        Year
-------                     -----------     ---------------     ----------
Hangar Building              35,475              $1.00          $35,475.00
Cargo Bldg. Space            10,500              $0.90          $ 9,450.00
Unimproved Land
(aggregate of
Parcels A and B)            349,756.772          $0.10          $34,975.68
                                                                ----------

                                           TOTAL                $79,900.68

     (c) Notwithstanding the foregoing, when the Cargo Building is removed by Lessee, the rental rate for the approximately 10,500 square feet of land occupied by the space of such building shall be reduced from $0.90 per square foot to $0.10 per square foot and the annual rental and monthly installments for the premises and the facilities shall be reduced accordingly beginning as of the first day of the month following removal of such building.

3.   USE OF PREMISES

     Lessee shall have the right to use the premises and facilities for fixed base operations, as follows:

     (a) Maintenance and operation of a hangar, quarters, facilities and equipment required by Lessee in connection with the conduct of its general aviation business, including air cargo, air mail and air express, the receipt, distribution, manifesting, billing and storage of air cargo, air mail and air express and activities necessary or convenient in connection with the handling thereof, and operations, administrative and other offices. If Lessee commences the sale of aviation fuel at retail at Dallas Love Field, it shall prepare and submit reports indicating fuel flow fees and amounts for landing fees, on such forms and at such reasonable intervals as directed by Lessor's Director of Aviation.

     (b) Parking, storage, loading, unloading and routine repairing, conditioning, sale and maintenance of aircraft and other equipment used in the operation of private, executive, charter or any other type of flight, the servicing of aircraft and other equipment, by truck or otherwise, with any fuel, or propellant, oil, greases, lubricants, or other supplies, and operation of a flight school.

     (c) Storage, maintenance and servicing of ramp equipment and any other equipment, materials and supplies.

     (d) Operation of employee facilities, including parking for automobiles and equipment and the operation of facilities to provide meals for its employees and guests.

     (e) Constructing, erecting or otherwise obtaining additional buildings and facilities on the premises, at Lessee's sole cost and expense, subject to the prior written approval of Lessor's Director of Aviation, and upon such terms and conditions as may be set out in such approval. Such additional improvements shall become the property of Lessor when placed on the premises, unless either the Lessor grants to Lessee the right of removal in conjunction with its approval of plans for the same or Lessee terminates this Lease pursuant to Section II.13. Lessor agrees that no other rental for the premises and facilities, as hereinbefore set forth, will be charged Lessee in respect to its providing such other services and facilities for itself.

     (f) Carrying on of any and all other operations and activities reasonably necessary or convenient to the conduct by Lessee of fixed base operations for general aviation purposes.

4.   MAINTENANCE AND REPAIR OF PREMISES

     While this Lease is in effect, the respective obligations of the parties for maintaining and repairing the premises shall be as follows:

     (a) Lessee shall keep the premises and facilities in a clean and orderly condition. When Lessor calls Lessee's attention to deficiencies in this regard, Lessee shall promptly undertake corrective action.

     (b) Lessee shall be responsible for maintenance and repair of the existing facilities and any additional ones constructed or installed by Lessee, including interior and exterior of buildings and the heating and air-conditioning systems therein, except that Lessee shall not be responsible for any damage due to ordinary wear, tear, deterioration, Lessor's acts, damage by war or damage due to nuclear hazards.

     (c) Any damage, excessive wear, tear or deterioration caused by Lessor shall be repaired by Lessor at its cost within a reasonable time following the occurrence thereof and if Lessor does not make the necessary repairs or is not proceeding, in good faith, to do so after being notified in writing by Lessee of any such damage, Lessee may have such repairs made and may deduct the reasonable cost thereof from any rental payable to Lessor.

5.   UTILITIES

     Lessee shall be responsible for payment of the cost of all utility services used by Lessee upon the leased premises and shall make the deposits required in that connection where necessary.

6.   INSPECTION

     Lessor may enter the leased premises during business hours for any purpose connected either with the performance of its obligations hereunder, in the exercise of its governmental functions or to determine the condition of the leased premises from the standpoint of safety.

7.   ACCESS TO PREMISES

     Lessee shall have full and unrestricted access to and egress from the leased premises. In a manner consistent with Lessee's operation of its facilities, this privilege extends to Lessee's employees, customers, guests, and invitees as well as to Lessee's suppliers of materials and furnishers of service, its or their equipment, vehicles, machinery and other property.

8.   TAXES

     Lessee shall be responsible for the payment of all taxes on any equipment, inventory, and movable fixtures and furniture that Lessee places on the leased premises.

9.   INSURANCE

     During the primary term of this Lease or any extension hereof, Lessee shall comply with the following insurance requirements:

     (a) Lessee shall procure and maintain fire and extended coverage insurance on the facilities located on the leased premises, in an amount to be agreed upon between Lessee and Lessor's Director of Aviation, but in no event shall the amount of coverage on the existing facilities (excluding the Cargo Building when removed) be more than the reasonable cost to replace them in the same condition as that on the date of execution hereof.

     (b) Lessee shall maintain liability insurance in the minimum amounts of $100,000 for each person; $1,000,000 for each accident and $1,000,000 for property damage.

     (c) Not later than the date of Lessee's occupancy hereunder, Lessee shall provide Lessor with appropriate certificates of the required insurance, with a company or companies acceptable to Lessor, evidencing the coverage that is in effect and all policies of such insurance shall name Lessor as co-insured, as its interest may appear. Each policy shall provide that Lessor shall be given fifteen (15) days prior written notice of cancellation of material alteration of the insurance covered by such policy. According to Sections 1 and 2 of Chapter XXIII of Lessor's Charter, any person who may have a claim against Lessor must file a written notice thereof with the City Secretary within six (6) months after the injury or damage occurs, which requirement cannot be waived by Lessee's insurance carrier or by any of Lessor's officials or employees.

     (d) Any sublessee of the leased premises or of any part thereof shall be required by Lessee to maintain similar fire and extended coverage and liability insurance during the term of the sublease.

10.  LIENS

     (a) Lessee shall cause to be removed any and all liens of any nature arising out of construction performed by it or any of its contractors or subcontractors on the leased premises or arising out of the performance of any work or labor by it or them, or the furnishing of any material to it or them for use in making improvements on said leased premises.

     (b) In addition to the statutory landlord's lien, Lessor shall have at all times a valid contractual lien for all rent and any other sums of money becoming due hereunder from Lessee, upon all equipment, fixtures, furniture, and other personal property of Lessee (excluding motor vehicles or aircraft) situated in or upon the leased premises, subject only to the rights of holders of vendor's and/or initial mortgage liens thereon, with respect to which Lessee, upon request, shall furnish Lessor evidence as to what property is so encumbered. If there are rent arrearages, no property of Lessee not so subject to rights of prior lienholders shall be removed by Lessee from the leased premises without the consent of Lessor's Director of Aviation or his successor in function until such arrearages in rent as well as any and all other sums of money then due Lessor hereunder shall first have been paid and discharged.

     (c) Upon the occurrence of any of default (as hereafter specified) by Lessee, Lessor may, in addition to any other remedies provided herein or by law, enter upon the leased premises and take possession of any and all equipment, fixtures, furniture and other personal property of Lessee situated on the premises, not subject to rights of prior lienholders and without liability for trespass or conversion, sell the same with or without notice at public or private sale, with or without having such property at the sale, at which Lessor or its assignees may purchase the property and apply the proceeds therefrom, less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Lessee to Lessor. Any surplus shall be paid to Lessee and Lessee agrees to pay any deficiency forthwith.

     (d) Lessee shall not place on the leased premises any furniture, fixtures, equipment or improvements which would be subject to a lien of higher or equal dignity that Lessor's landlord's lien, with the exception of vendor's liens and/or initial mortgage liens.

11.  TERMINATION BY LESSOR

     Lessor reserves the right to terminate this Lease before the end of the primary or any extended term hereof if any of the following acts of default should occur:

     (a) Lessee shall fail to make any payment due Lessor under this Lease on the date that same is due and such failure shall continue for a period of ten (10) days after receipt of written notice from Lessor advising of such failure. Such notice, if the failure remains uncorrected, shall be sufficient notice of termination of this Lease by Lessor.

     (b) Lessee shall fail to comply with any term, condition or covenant of this Lease, other than one requiring payment to be made when due, and shall not have cured such failure within thirty (30) days after receipt of written notice from Lessor, or if such failure cannot reasonably be cured within the said thirty (30) day period and Lessee shall not have commenced to cure such failure within said thirty (30) days and shall not thereafter, with reasonable diligence and good faith, proceed to cure such failure.

     (c) Lessee either shall become insolvent, shall make a transfer in fraud of creditors, shall make an assignment for the benefit of creditors, or shall have appointed a receiver or trustee for all or on substantially all of the assets of Lessee.

     (d) Lessee shall file a voluntary petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or an involuntary petition in bankruptcy is filed against Lessee and is not dismissed within sixty (60) days after such filing.

     (e) The management and/or ownership of Lessee should substantially change to such an extent as to result in unsatisfactory performance under this Lease.

     Should Lessor exercise its right in this Section, One Aviation shall be so notified.

12.  REMEDIES

     Upon the occurrence of any one of the acts of default giving Lessor the right to terminate this Lease, Lessor shall have the option to pursue the following remedy without any notice or demand other than as required in Section II.11 above. To terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable to Lessee for prosecution or any claim for damages therefor.

     Lessor's pursuit of the foregoing remedy shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due Lessor or of any damages accruing to Lessor by reason of the violation of any of the terms, conditions and convenants herein contained. If legal action is required to enforce any of such remedies, Lessor shall also be entitled to reasonable attorney's fees.

13.  TERMINATION BY LESSEE

     Before the end of either the primary term or any extension hereof, Lessee may terminate this Lease and any or all of its obligations hereunder at any time that Lessee is not in default in the payment of any amount due Lessor, by giving Lessor sixty (60) days written notice upon or after the happening of any one of the following events:

     (a) The issuance by any court of competent jurisdiction of any order preventing or restraining the use of Love Field Airport for the purposes intended, the same apparently to remain in force and effect for a period of ninety (90) consecutive days or more. For that period of time that such order so preventing or restraining the use of Love Field is in effect prior to Lessee's termination of this Lease, the rental required of Lessee shall be abated.

     (b) The assumption by the United States Government or any agency or instrumentality thereof of the operation, control or use of Love Field for National defense in such a manner as to preclude Lessee, for a period of ninety (90) consecutive days or more, from using such airport in the conduct of its business. Lessor shall not be liable to Lessee if the latter is so dispossessed, but for any time that such takes place prior to Lessee's termination of this Lease, the rental required of Lessee shall be abated.

     (c) A material default on the part of the Lessor to meet and observe any of the covenants herein contained, if such default has continued for a period of sixty (60) days or more after written notice to Lessor by Lessee, unless Lessor has begun, and is continuing, in good faith, to remedy the default in such interval. The rental required of Lessee shall abate during the entire period when Lessor has committed such material default and if legal action is required to remedy such default, Lessee shall be entitled to reasonable attorney's fees in addition to any judgment, order, or award entered for Lessee.

     (d) In the event the premises, existing facilities or Lessee's leasehold improvements, or any part thereof, are rendered wholly or partially untenantable for reasons other than obsolescence, acts or omissions of Lessee, its officers, employees, agents, guests, patrons, invitees, suppliers of materials or furnishers of services, and such remain untenantable for a period of sixty
          (60) consecutive days or more. The rental required of Lessee shall abate during the entire period of untenantablity.

     (e) This Lease may, at Lessee's option, be terminated upon either Parcel A, B or both, at any time prior to June 1, 1978, without future liability, if at any time prior to the date of termination it appears to Lessee that either the Jetrail owned by BRANIFF AIRWAYS, INCORPORATED on Parcel B has not been or will not shortly be removed, Lessor has not approved plans for the construction of Lessee's facility on Parcel B, or any representation of Lessor herein is other than as stated.

14.  NO WAIVER OF RIGHT TO DECLARE FORFEITURE

     Any failure or neglect of the Lessor or Lessee at any time to declare a forfeiture of this Lease for any breach or default whatsoever hereunder shall not be taken or considered as a waiver of it rights thereafter to declare a forfeiture for a like or other succeeding breach or default.

15.  LESSEE'S RIGHT TO REMOVE PROPERTY

     Lessee shall be entitled, during the primary term of this Lease and any extension thereof, and upon the termination of this Lease, to remove from the leased premises, or any part thereof, all trade fixtures, tools, machinery, equipment, portable buildings, materials and supplies placed thereon by it; subject, however, to any valid lien Lessor may have thereon for unpaid rent or other amounts, payable to Lessor by Lessee, provided that Lessee shall repair all damage resulting from such removal. Lessor will allow Lessee forty-five (45) consecutive days after the termination date thereof for such removal unless additional time is mutually agreed upon.

16.  SURRENDER OF PREMISES

     Lessee covenants and agrees to yield and deliver peaceably to Lessor possession of the leased premises on the date of cessation of the letting, whether such be by termination, expiration or otherwise, promptly and in as good condition as at the commencement of the letting, except for damage or destruction caused by ordinary wear, tear, deterioration, Lessor's acts, damage by war, and damage due to nuclear hazards, and further excepting structures removed pursuant to the provisions herein or with Lessor's consent.

17.  INDEMNIFICATION

     (a) Lessee shall use due care and diligence in its conduct of activities and operations on the leased premises. Furthermore, Lessee shall defend and save harmless the Lessor and all of its officers, agents, and employees from all suits, actions, or claims of any character, name, or description brought for or on account of any injury, death or damage received or sustained by any person or property as a result of Lessee's conduct of any activity or operation on or in connection with the leased premises. Finally, the Lessee shall pay any judgments, together with costs, which may be obtained against the Lessor or any of its officers, agents, or employees as a result of such suits, actions, or claims for injury or damage.

     (b) Lessor shall give Lessee prompt notice of any matter covered by Subsection (a) above and shall forward to Lessee every demand, notice, summons, or process received in any claim or legal proceeding covered by Subsection (a) above and cooperate as required by Lessee in the defense of such matter.

     (c) Lessee shall not be obligated to indemnify, defend, or save harmless Lessor or any of its officers, agents, or employees when the injury or death to a person or damage to property is caused by the negligence or willful misconduct of Lessor, its officers, agents, or employees and Lessor shall indemnify, defend and hold harmless Lessee, its directors, officers, employees and agents from and against any such injury or death or damage.

     (d) The provisions of this Section which apply to Lessee shall also apply to any party holding by, through, or under Lessee.

18.  ASSIGNMENT AND SUBLEASE

     (a) Lessee shall not assign this Lease in whole or in part, nor sublease all or any part of the leased premises, without the prior written approval of Lessor, acting through its Director of Aviation, which approval shall not be unreasonably withheld. (Such restrictions shall not apply if the assignee of sublessee is a subsidiary, affiliated or successor corporation of Lessee.)

     (b) In the event that Lessee subleases all or any part of the leased premises, having obtained Lessor's approval, Lessee shall remain fully obligated for payment of rent, which shall continue to be billed to Lessee, and for the performance of the other convenants herein made by Lessee. Likewise, with respect to any assignment of this Lease (other than to an affiliated, subsidiary or successor corporation), Lessee's obligations shall continue in effect unless Lessor, by resolution of its City Council, approves the assignment and authorizes Lessee's release.

     (c) Lessor shall not transfer or assign this Lease without the prior written approval of Lessee, except to a political subdivision of the State of Texas, and then only if such political subdivision assumes the obligations of Lessor hereunder.

19.  RIGHT OF FIRST REFUSAL

     Lessor hereby grants to Lessee a right of first refusal to lease all or any part of the real estate and any improvements thereon (called Parcels "C", "D" and "E"), constituting approximately 129,565 square feet within the boundaries of Love Field in the City and County of Dallas, State of Texas which is more particularly described on EXHIBIT C which is attached hereto and made a part hereof for all purposes. Should Lessor locate a third party desirous of leasing all or any part of Parcels C, D or E, Lessor shall first offer to lease such property to Lessee at the same rental rate and for the same lease term as offered by the third party. Lessee shall have ten (10) days after receipt of written notice from Lessor advising of such third party offer in which to exercise its rights to lease the premises. If Lessee leases the premises, the provisions of this Lease shall be applicable except for the rental and the term of such leasing.

     Upon Lessee's failure to exercise this right to lease the property, Lessor may lease it to such third party at the same rental rate and for the same lease term offered to Lessee. This right of first refusal shall never be extinguished by Lessee's failure to exercise it at any time. During the initial term or any extension of this Lease, provided that Lessee is not in default of any provision hereof, Lessee's right of first refusal as to Parcels C, D or E shall be renewed after each vacation of the property by a third party and be extended by Lessor to Lessee prior to Lessor's entry into each future lease upon such property with any third party.

20.  NONDISCRIMINATION

     Lessor and Lessee hereby convenant and agree, as a condition of this Lease, that they will take all necessary action to insure that, in connection with any work or activities conducted under this Lease, neither they, their agents and employees, nor any of their consultants, their agents and employees, will directly or through contractual or other arrangements, on the grounds of race, color, religion, national origin or sex, discriminate in the treatment or employment of any individual or groups of individuals.

21.  SIGNS

     (a) All exterior signs shall comply with the pertinent City ordinances, and also shall be approved by Lessor's Director of Aviation. Unless otherwise specifically authorized, they shall conform in general appearance to the existing signs displayed at Love Field.

     (b) Directional entrance and exit signs erected by Lessee shall not exceed 18 inches in width and 36 inches in length. Except where Lessor's Director of Aviation has given his prior written consent, any other sign erected by Lessee shall not exceed 5 feet in width and 8 feet in length.

     (c) Upon the expiration or termination of this Lease, Lessee shall remove, obliterate or paint out, as required by Lessor's Director of Aviation, any and all signs and advertising on the leased premises if pertaining to Lessee, and in this regard, Lessee shall restore the premises to the same condition as prior to the placement thereon of any signs or advertising. In the event that Lessee fails to remove, obliterate or paint out each and every sign or advertisement of Lessee, Lessor's Director of Aviation may, at his option, have the necessary work performed at the expense of Lessee and the charge therefor shall be paid by Lessee to Lessor upon demand.

22.  GOVERNMENTAL REQUIREMENTS - RULES AND REGULATIONS

     (a) Lessee agrees to obtain, from all governmental authorities having jurisdiction, all licenses, certificates and permits necessary for the conduct of its operations and to keep them current.

     (b) In operating the leased premises, Lessee agrees to comply with the applicable lawful provisions of Federal and State laws and Ordinances of the City of Dallas.

     (c) Lessor has established, and may, from time to time, establish, rules and regulations pertaining to Love Field. Lessee covenants to observe all such lawful rules and regulations. If such rules or regulations contravene any provision of this Lease or interfere or prevent Lessee's enjoyment and use of the leased premises, Lessee may, at its option, terminate this Lease.

23.  VENUE

     Venue of any action brought under this Lease shall be in Dallas County, Texas, exclusively.

24.  SUCCESSORS AND ASSIGNS

     Subject to the limitations upon assignment herein contained, this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

25.  NOTICES

     Notices hereunder shall be sufficient if sent by certified or registered mail, postage fully prepaid, to:

                                    City of Dallas
                                    ATTN:  Director of Aviation
                                    Terminal Building
                                    Dallas Love Field
                                    Dallas, Texas 75235

                                    K-C Aviation Inc.
                                    Outagamie Airport
                                    Appleton, Wisconsin 54911

                                    One Aviation Place, Inc.
                                    900 Southland Center
                                    Dallas, Texas 75201

     or to such other respective addresses as the parties may from time to time designate to each other in writing.

26.  HEADINGS

     The headings herein are for convenience in reference and are not intended to define or limit the scope of any provisions of this Lease.

27.  COUNTERPARTS

     This Lease may be executed in any number of counterparts, each of which shall be an original.

EXECUTED this 25th day of January, 1978, by the CITY OF DALLAS, Lessor, acting by and through its City Manager in the manner required by the City Charter, being duly authorized by Resolution No. 78-0243 passed by the City Council on the 25th day of January, 1978; and by K-C AVIATION INC., Lessee, acting through its duly authorized officers.

                                   LESSOR
                                   ------

ATTEST:                                     CITY OF DALLAS
                                            GEORGE R. SCHRADER, City Manager

 /s/    [Illegible]                         By  /s/    [Illegible]
-------------------------------             -------------------------------
ROBERT S. SLOAN, City Secretary             Assistant City Manager

COUNTERSIGNED:                              APPROVED AS TO FORM:
                                            LEE E. HOLT, City Attorney

 /s/    Tommy J. Tompkins                   /s/ Analeslie Muncy
-----------------------------               ------------------------------
TOMMY J. TOMPKINS,                          ANALESLIE MUNCY
City Controller                             Assistant City Attorney

                                   LESSEE
                                   ------

ATTEST:                                     K-C AVIATION INC.

By  /s/    [Illegible]                      By  /s/    [Illegible]
-----------------------------               -----------------------------
Secretary                                   President

                          AGREEMENT AMENDING LEASE

STATE OF TEXAS

COUNTY OF DALLAS

     The AGREEMENT, dated October 28, 1981, between the CITY OF DALLAS, a municipal corporation (herein called "CITY" acting herein by and through its City Manager and K-C AVIATION, INC., a Delaware Corporation (herein called "LESSEE"), acting herein and through its duly authorized officer.


                           W I T N E S S E T H :

     WHEREAS, by Lease dated January 25, 1978, CITY leased to LESSEE certain premises within the boundaries of Dallas Love Field in the City and County of Dallas, State of Texas, together with certain improvements thereon; and

     WHEREAS, Lessee has exercised certain rights-of-first-refusal-to-lease under terms of the Lease on Parcels "C" and "E" as identified in the Lease; and

     NOW, THEREFORE, CITY and LESSEE hereby agree as follows:

                                     1.

     The description of the leased premises appearing in Article 1 of the Lease is hereby amended to read as follows by adding:

                                 PARCEL "C"

          Beginning at a point in the most southeasterly corner of Parcel "B" of the Lease;

          Thence, S. 44(degree) 53' 32" E. along the westerly side of Airfreight Lane ( now known as Aviation Place) a distance of
          303.42 feet to a point for corner;

          Thence, S. 45(degree) 06' 30(degree) W. a distance of 117.77 feet to a point for corner;

          Thence, N. 44(degree) 48' 56" W. a distance of 290.45 feet to an angle point;

          Thence, N. 45(degree) 10' E. along the southeast line of said Parcel "B" a distance of 117.39 feet to the place of beginning and containing approximately 36,390 sq. ft. of land and identified as Parcel "C".

                              PARCEL "E"

          Beginning at a point in the most Northeasterly corner of Parcel "B" of the Lease;

          Thence S. 45(degree) 10' 0" W. 48.61 feet to a point for corner;

          Thence N. 44(degree) 50' W. along the Southwesterly line of Airfreight Lane (now closed) a distance of 350 feet more or less to a fence corner;

          Thence Southerly along the Easterly line of Aviation Place a distance of 360 feet more or less to a point for corner;

          Thence N. 45(degree) 10' E a distance of 230 feet more or less to a point for closure and containing 35,143 square feet of land, more or less, and identified as Parcel "E".

                                  2.

     Effective on and after October 1, 1981, Article 2 of the lease to read and provide as follows:

     (a) The monthly rental effective October 1, 1981 during the primary term of the lease shall be $7,508.29 based upon the following calculations:

                                       ANNUAL CHARGE PER
TYPE OF SPACE      SQUARE FEET            SQUARE FOOT        TOTAL PER YEAR
-------------      -----------            -----------        --------------

Hangar Bldg.          35,475                 $1.00             $ 35,475.00
Parcel A             113,197.47              $0.10             $ 11,319.75
Parcel B             247,059                 $0.10             $ 24,705.90
Parcel C              36,390                 $0.26             $  9,461.40
Parcel E              35,143                 $0.26             $  9,137.18
                                                               -----------
                                                               $ 90,099.45

               ($90,099.45 / 12 months = $7,508.29 per month)

     (b) Every three (3) years beginning October 1, 1984, the monthly rental on Parcel C (36,390 SF) and Parcel E (35,143 SF) shall be adjusted to the then prevailing rental rate for improved ramp or parking area, which is determined annually by the Aviation Department, for similar premises at Dallas Love Field with a maximum increase of 4% per year in the rental rate.

     By the first day of each month, Lessor shall forward to Lessee written invoice covering such monthly period, which invoice shall be due and payable within ten (10) days after receipt thereof. Payment of such rent shall be made to the City of Dallas, Department of Aviation, Love Field Terminal Building, Dallas, Texas.

     In consideration for the improvements to the Love Field Airport to be undertaken by the City of Dallas with the assistance of Federal funds to be provided to the City subject to certain assurances being made by Lessees doing business at the airport, both;

     (a) The Lessor and Lessee hereby covenant and agree, as a condition of this lease amendment that they will take all necessary action to insure that, in connection with any work or activities conducted under the lease, neither they, their agents and employees, nor their consultants, their agents and employees, will directly or through contractual or other arrangements, on the ground of race, color, religion, national origin, or sex, discriminate in the treatment or employment of any individual or groups of individuals. Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Lessee assures that no person shall be excluded on these grounds from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Lessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Lessee assures that it will require that its covered suborganizations provide assurances to the Lessee that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect. Lessee agrees to comply with any affirmative action plan or steps for equal employment opportunity required by 14 CFR Part 152, Subpart E, as part of the affirmative action program, or by any Federal, State, or local agency or court, including those resulting from a conciliation agreement, a consent decree, court order, or similar mechanism. The Lessee agrees to obtain similar assurances from its covered suborganizations, as required by 14 CFR Part 152, Subpart E.

     (b) Lessee assures that no person shall be excluded from participation in, denied the benefits of, or otherwise discriminated against in connection with the conduct or performance of Lessee's activities at Love Field on the grounds of race, color, national origin, or sex.

     (c) Both parties acknowledge that they have received and have or will read the applicable Federal Regulations, 14 CFR Part 152, Subpart E, and 49 CFR Part 23.

     (d) The Lessee, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the land, that in the event facilities are constructed, maintained, or otherwise operated on the Leased Premises for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, the Lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964 and as said Regulations may be amended.

     (e) The Lessee for itself, its personal representatives, successors in interest, and assigns, as part of the consideration hereof, does hereby covenant running with the land, that (1) no person on the grounds of race, color, religion, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, and (3) that the Lessee shall use the Leased Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 31, Nondiscrimination in Federal-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     (f) That in the event of breach of any of the above nondiscrimination covenants, Lessor shall have the right to terminate this Agreement and to reenter and repossess the Leased Premises and the facilities thereon, and hold the same as if the Lease Agreement had never been made or issued.

     Except as hereby supplemented and amended, the provisions contained in the Lease dated January 25, 1978 and all previous supplements and amendments thereto shall continue in full force and effect and this Amendment, along with the original Lease dated January 25, 1978 and all previous supplements and amendments thereto, shall hereinafter be considered a single agreement.

     This AGREEEMENT shall bind and insure to the benefit of City's successors and assigns, and Lessee's successors and assigns.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first herein written.


ATTEST:                                  LESSOR:

                                         CITY OF DALLAS
                                         GEORGE R. SCHRADER, City Manager


  /s/ [illegible]                        By:  /s/ [illegible]
---------------------------------           --------------------------------
ROBERT S. SLOAN, City Secretary                  Assistant City Manager


COUNTERSIGNED:                           APPROVED AS TO FORM: Submitted to
                                         City Attorney
                                         LEE E. HOLT, City Attorney


  /s/ Jane A. Hart                       By:  /s/ Edward H. Perry
---------------------------------           --------------------------------
   JANE A. HART, City Controller                 Assistant City Attorney


ATTEST:                                  LESSOR:

                                         K-C AVIATION, INC.


By:  /s/ Ann Johnson                     By:  /s/ Timothy E. Hoeksema
   ------------------------------           --------------------------------
             Secretary                        Timothy E. Hoeksema, President

                        SECOND AMENDMENT TO LEASE OF
                           LAND AND FACILITIES AT
                             DALLAS LOVE FIELD

     This Second Amendment to Lease of Land and Facilities at Dallas Love Field ("Second Amendment") dated June 1, 1989, between the City of Dallas, a municipal corporation, (hereinafter referred to as "Lessor"), acting herein by and through its City Manager, and K-C Aviation, Inc., a Delaware Corporation, (hereinafter referred to as "Lessee"), acting herein by and through its duly authorized officer.

                            W I T N E S S E T H

     WHEREAS, by Lease executed January 25, 1978 (the "Lease"), Lessor leased to Lessee certain premises within the boundaries of Dallas Love Field, together with certain improvements thereon; and

     WHEREAS, the initial term of the Lease expired on January 31, 1988 and Lessee exercised its first option to extend the Lease for an additional five-year period with new rental rates which became effective on February 1, 1988; and

     WHEREAS, Lessee has pursuant to the Agreement Amending Lease dated October 28, 1981 ("Amendment to Lease"), leased Parcels "C" and "E" as described in the Lease and Amendment to Lease; and

     WHEREAS, Lessee now wishes to lease Parcel "D" as described in the Lease and Amendment to Lease; and

     WHEREAS, Lessee has agreed to release Parcel "E" to accommodate construction of a new hangar facility for Lessee's use on certain adjacent property leased by Dalfort Corporation ("Dalfort"), and to that end, Lessee and Dalfort have executed a sublease which includes Parcel "E" as well as other tracts; and

     WHEREAS, it appears in the best interests of both Lessor and Lessee to further amend the Lease, as amended, including changes to the rental rate;

     Now, therefore, Lessor and Lessee hereby agree to the following:

                                     1.

Lessee hereby releases and relinquishes and Lessor accepts Parcel E, more particularly described on Exhibit A and depicted on Exhibit B of this Second Amendment, both Exhibits A and B are attached hereto and made a part hereof. The indemnities set forth in the Lease and Amendment to Lease, as applied to Parcel "E", shall continue in full force and effect as to all incidents, events, or occasions arising or occurring with respect to the time period such parcel was leased by Lessee.

                                    2.

Lessor hereby leases, lets and demises to Lessee Parcel D more particularly described on Exhibit C and depicted on Exhibit D of this Second Amendment, which Exhibits C and D are attached hereto and made a part hereof.

                                     3.

Section I of the Lease is hereby amended as follows:

     a. Parcel "E" is hereby deleted, together with the description and depiction as set forth in the pertinent attached Exhibits.

     b. Parcel "D" is hereby added, together with the description and depiction as set forth in the pertinent attached Exhibit.

                                     4.

Section II of the Lease is hereby amended to read as follows:

     a. Effective with this Second Amendment the monthly rental will be based upon the following calculations:

                                        ANNUAL RENTAL RATE         TOTAL
                                                PER                ANNUAL
   TYPE OF SPACE        SQUARE FEET         SQUARE FOOT            RENTAL
-----------------     ---------------  --------------------     ------------
Hangar Building           35,475.00            $2.00            $  70,950.00
Ground Parcel "A"        123,697.47            $0.165           $  20,410.09
Ground Parcel "B"        247,059.30            $0.165           $  40,764.78
Ground Parcel "C"         36,390.00            $0.26            $   9,461.40
Ground Parcel "D"         41,070.24            $0.26            $  10,678.26
                                                                ------------
                                                                $ 152,264.52


               ($152,264.52/12 months = $12,688.71 per month)

          Lessor acknowledges receipt of the monthly rental for the Hangar and Parcels "A", "B" and "C" and "E" from February 1, 1988 through the execution date of this Second Amendment.

     b. Commencing February 1, 1991 and every three (3) years thereafter for the duration of the Lease, the monthly rental for Parcel "C" and Parcel "D" shall be adjusted to the then prevailing airport rental rate for improved ramp or parking area at Dallas Love Field, as appropriate, which airport rate is determined annually by the Aviation Department; however, each adjustment in the rental rate paid by Lessee shall increase such rental rate for each parcel by no more than 12% of the rental rate for the immediately preceding three-year period.

          Escalation of the rental for the hangar containing 35,475 square feet and Parcels "A" and "B" shall be determined in accordance with the terms and conditions of the Lease.

                                     5.

Section 17 of the Lease is hereby amended in its entirety and the following provision is hereby substituted:

                                 INDEMNITY

Lessee agreed to defend, indemnify and hold Lessor, its officers, agents, and employees, harmless against any and all claims, lawsuits, judgments, costs, and expenses for personal injury (including death), property damage or other harm for which recovery of damages is sought that may arise out of or be occasioned solely by Lessee's intentional or negligent breach of any of the terms or provisions of this contract, or by any other negligent or strictly liable act or omission of Lessee, its officers, agents, employees, or subcontractors, in the performance of this contract; except that the indemnity provided for in this paragraph shall not apply to any liability resulting from the sole negligence of Lessor, its officers, agents, or employees. In the event of joint and concurrent negligence of Lessee and Lessor, responsibility, if any, shall be apportioned comparatively in accordance with the law of the State of Texas, without waiving any governmental immunity available to the Lessor under Texas Law and without waiving any defenses of the parties under Texas Law. The provisions of this paragraph are solely for the benefit of the parties hereto and not intended to create or grant any rights, contractual or otherwise, to any other person or entity.

It is further provided that Lessor shall give to Lessee prompt and reasonable notice of any such claims or actions and Lessee shall have the right to investigate, compromise, and defend same to the extent of its own interest.

                                     6.

Except as hereby supplemented and amended, the provisions contained in the Lease and all supplements and amendments thereto shall continue in full force and effect and this Second Amendment, along with the Lease and all supplements and amendments thereto, shall hereinafter be considered a single agreement.

The effective date of this Second Amendment is May 1, 1989

     IN WITNESS WHEREOF, this Second Amendment is executed this _____ day of _______________, 1989 by the City of Dallas, acting by and through its City Manager in the manner required by the City Charter, being duly authorized by Resolution No. 89-1113, passed by the City Council on April 12, 1989; and by K-C AVIATION, INC., acting through its hereunto duly authorized officers, thereby binding itself, its successors, assigns and representatives for the faithful and full performance of the terms and provisions of this Second Amendment.

ATTEST:                                LESSOR:
                                       CITY OF DALLAS
                                       RICHARD KNIGHT, JR., City Manager



      /s/ Robert S. Sloan              By:         /s/ [Illegible]
---------------------------------           --------------------------------
Robert S. Sloan, City Secretary                 Assistant City Manager


                                       APPROVED AS TO FORM:
                                       ANALESLIE MUNCY, City Attorney


                                       By:    /s/ J. Scott Carlson
                                            --------------------------------
                                                Assistant City Attorney

                                                Submitted to City Attorney

ATTEST:                                LESSEE:
                                       K-C AVIATION, INC.


By:   /s/ Deborah J. Pasley            By:    /s/ R. W. Emery, President
    -----------------------------           --------------------------------
    Secretary                               Authorized Official (Title)

CITY OF DALLAS
December 9, 1997

Robert Nelson
Executive Vice President, Operations
K-C Aviation
7440 Aviation Place
Dallas, TX  75235

Re:   Exercise of 5-year Option to Extend Lease
      Parcels A & B

Dear Mr. Nelson:

We are in receipt of your letter dated November 5, 1997 regarding rental rates for the 5-year option period to extend the lease on Parcels A & B beginning February 1, 1998.

The current prevailing rates for similar facilities at Dallas Love Field are $0.26 per square foot per year for improved ground (ramp) and $2.24 per square foot for hangar/shop space.

Enclosed is a copy of our most recent airport survey regarding ground rental rates. Based on the average of the various rental rates, we believe an increase to $0.26 per square foot for improved ground is fair and equitable for the upcoming option period. Similarly, the current rate of $2.24 per square foot is in line with the prevailing rate at the Airport. The following outlines the proposed rental to be paid for the 5-year option period beginning February 1, 1998:

PROPOSED RENTAL EFFECTIVE 2/1/98 THROUGH 1/31/03:

                                         Annual Rental        Monthly Rental

Hangar     35,475.00 SF @ $2.24/SF =     $  79,464.00          $   6,822.00
Ground (A) 123,697.47 SF @ 0.26/SF =        32,161.34(ITALICS)     2,680.11(ITALICS)
Ground (B) 247,059.30 SF @ 0.26/SF =        64,235.41              5,352.95
Ground (C)  36,390.00 SF @ 0.26/SF =         9,461.40                788.45
Ground (D)  41,070.24 SF @ 0.26/SF =        10,678.26                889.85
                                         ------------          ------------
TOTAL                                    $ 196,000.41          $  16,333.36

INCREASE FROM CURRENT RENTAL
 STRUCTURE:                              $  22,245.40          $   1,853.79

(Italics denotes change)

Robert Nelson
December 9, 1997
Page 2


Unless we hear from you otherwise, we will implement the new rate on February 1, 1998.

If you have any questions or need additional information, you may contact Tommy Poole, Real Estate Supervisor, at 214/670-6153

Sincerely,



  /s/ Danny L. Bruce
----------------------------------
Danny L. Bruce
Director of Aviation

cc:  Kenneth Gwyn
     Tommy Poole